UNITED STATES
SECURITIES AND EXCHANGE COMMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 22, 2014

FIRST NBC BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana		70112
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (504) 566-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 22, 2014, the shareholders of First NBC Bank Holding Company (the “Company”) approved the First NBC Bank Holding Company 2014 Omnibus Incentive Plan (the “2014 Omnibus Plan”) at the Company’s 2014 Annual Meeting of Shareholders (“Annual Meeting”).  The 2014 Omnibus Plan became effective on May 22, 2014 and will terminate ten years from the effective date, although the Board of Directors may, in its discretion, terminate the plan at any time.  The 2014 Omnibus Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards.  Persons eligible to receive awards under the 2014 Omnibus Plan include the officers, key employees and non-employee directors of the Company and its subsidiaries, including First NBC Bank, except that incentive stock options may be granted only to employees of the Company and its subsidiaries.  The 2014 Omnibus Plan will be administered by the Compensation Committee of the Company.  As of the date hereof, there have been no awards, and therefore no amounts are payable, under the 2014 Omnibus Plan to the principal executive officer, principal financial officer or any named executive officer of the Company.

Attached hereto as Exhibit 10.1 is the 2014 Omnibus Plan.  A brief description of the 2014 Omnibus Plan is included as part of Proposal 3 in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on April 18, 2014.  The descriptions of the 2014 Omnibus Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2014 Omnibus Plan.

Effective as of the close of business on May 22, 2014, and as part of the proposal to approve the 2014 Omnibus Plan described above, the Board of Directors terminated the First NBC Bank Holding Company Stock Incentive Plan, as amended, which was initially adopted in 2006 (the “2006 Plan”), with respect to new awards.  The 2006 Plan provided for the granting of stock options, shares of restricted stock and director stock grants.  Outstanding awards previously granted under the 2006 Plan will not be affected by termination of the 2006 Plan, the terms of which shall continue to govern such previously granted awards.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 22, 2014.  A brief description of each proposal submitted at the Annual Meeting and the voting results are summarized below.

1.   Election of Directors.  Each of the individuals nominated by the Board of Directors to serve as a director of the Company was duly elected by the Company’s shareholders, and the final results of the votes cast for the 11 director nominees were as follows:

	Voted For	Withheld	Broker Nonvotes
William M. Carrouche	14,441,949	94,794	1,185,717
Leander J. Foley, III	13,394,162	542,781	1,185,717
John F. French	14,442,249	94,494	1,185,717
Leon L. Giorgio, Jr.	14,442,349	94,394	1,185,717
Shivan Govindan	14,442,349	94,394	1,185,717
L. Blake Jones	14,442,249	94,494	1,185,717
Louis V. Lauricella	14,442,149	94,594	1,185,717
Mark G. Merlo	14,349,890	186,853	1,185,717
Ashton J. Ryan, Jr.	14,340,915	195,828	1,185,717
Dr. Charles C. Teamer	14,441,849	94,894	1,185,717
Joseph F. Toomy	14,442,249	94,494	1,185,717

2.   Ratification of the Independent Registered Public Accounting Firm of the Company.  The shareholders approved and adopted a Company proposal to ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014.  The final voting results were as follows:

	Voted For	Voted Against	Abstentions	Broker Nonvotes
Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	15,591,636	60,598	70,226	--

3.           Approval of 2014 Omnibus Plan.  The shareholders approved and adopted a Company proposal to approve the 2014 Omnibus Plan, including the material terms required under Section 162(m) of the Internal Revenue Code.  The final voting results were as follows:

	Voted For	Voted Against	Abstentions	Broker Nonvotes
Approval of 2014 Omnibus Plan	13,603,617	861,851	71,275	1,185,717

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First NBC Bank Holding Company 2014 Omnibus Incentive Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 23, 2014

FIRST NBC BANK HOLDING COMPANY

By:	/s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr.
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	First NBC Bank Holding Company 2014 Omnibus Incentive Plan